Welcome to the Annual Shareholder Meeting Wednesday, February 7, 2007 2:00 p.m. - Towne House Restaurant Media, PA

2006 Annual Meeting 2006 Annual Meeting

Our Transition Continued implementation of business plan to operate more like a commercial bank Focusing on the acquisition of lower costing retail and business transaction accounts

Loan Mix 2002 2006 *Includes commercial real estate and business loans

Deposit Mix 2002 2006

Canal House - Update Pleased to report that the property was sold last week Have reduced non-performing assets to a level well below industry averages

Statement Regarding Forward-Looking Information This presentation and discussion contains statements that relate to future events and expectations and as such constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this presentation and discussion that are not statements of historical fact may be deemed to forward-looking statements. Without limiting the foregoing, the words "believe," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such forward- looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference are discussed in the Company's filings with the Securities and Exchange Commission.

Supervisory Agreements

Supervisory Agreements + Restrictions on growth + Prohibition on dividend payments + Additional costs due to compliance administration = Impact on Earnings

What is the Company doing to have the OTS remove the supervisory agreement?

Action Item Approach/Status Ensure adequate capital levels and reduce debt-to-equity ratio Completed private placement of stock 12/06 Raised $5.8 M net

What needs to be accomplished on the Bank level in order to have the supervisory agreement removed?

Action Item Approach/Status Ensure full compliance and maintain asset quality within existing loan portfolio Reorganize lending department; hire seasoned results-proven professionals

How will these actions affect the Company's earnings?

Impact on Earnings Additional expenses and restrictions placed on the Company have impacted earnings Above measures, combined with flat yield curve, mean net interest margin will continue to suffer in the short-term Minimize impact by more closely scrutinizing expenses

Action Item Approach/Status Address normal employee attrition rates Employees whose responsibilities are not directly related to satisfying the supervisory agreements may not be replaced

Action Item Approach/Status Maximize efficiency in staffing Optimize the use of existing part-time employees throughout the branch network

Action Item Approach/Status Expenses will be more tightly scrutinized Ensure that all expenses contribute towards improving the Company's efficiency

What additional external pressures affect the Company's ability to improve earnings?

Flat Yield Curve Has had adverse effect on net interest margin Compensate by focusing on: Lower costing transaction accounts Fee income from investments and insurance services

What measures are we taking to grow our franchise value?

Action Item Approach/Status Consumer loans as integral part of lending strategy Spring and Fall 2007 home equity campaigns

Action Item Approach/Status Educate and motivate all employees Employee incentive program and measurement tools

Action Item Approach/Status Focus on attracting new business and retail customers March 2007: Launch results-proven direct marketing DDA acquisition campaign

Action Item Approach/Status Bring added-value to critical business customers and expand our market area Spring 2007: introduce remote deposit services

How are we responding to the Nominating Shareholders' charges?

Our Business Plan Is comprehensive and forward- reaching Will enhance the Company's franchise value over the long term

Conclusion Achieve full compliance with OTS requirements and have supervisory agreements removed Focus on increasing earnings and growing transaction accounts Ensure long-standing reputation and values remain intact

Our Commitment We will: Ignore all distractions and remain focused on our goals Continue to face our challenges head-on Create a stronger and more vibrant organization

Annual Shareholder Meeting Thank you for attending.

2006 Annual Meeting 2006 Annual Meeting